POWER OF ATTORNEY

I, the undersigned President and Principal Executive Officer of the registered investment companies listed on Schedule A attached hereto (each, a “Fund”), hereby severally constitute and appoint each of Ryan G. Leshaw, Timothy A. Bekkers, Jaime C. Dinan, Sonia Bui, David C. Sullivan and Adam T. Teufel, and each of them singly, with full powers of substitution and resubstitution, my true and lawful attorney, with full power to them to sign for me, and in my name and in the capacity indicated below, any Registration Statement of any Fund on Form N-1A, Form N-2 or Form N-14, all Pre-Effective Amendments to any such Registration Statement of such Fund, any and all subsequent Post-Effective Amendments to such Registration Statement, including, without limitation, pursuant to Rule 462(d) under the Securities Act of 1933, as amended (the “1933 Act”), any and all supplements, proxy materials or other instruments in connection therewith, and any subsequent Registration Statements for the same offering which may be filed under Rule 462(b) under the 1933 Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, the securities regulators of the appropriate states and territories and any other regulatory authority having jurisdiction over the issuance of rights and the offer and sale of shares of beneficial interest of the Fund, any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended (the “1940 Act”), the Investment Advisers Act of 1940, as amended, the Commodities Exchange Act, as amended, the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act), and the rules thereunder, and/or any rules or regulations passed or adopted by the New York Stock Exchange or any other exchange on which a Fund’s shares trade (an “Exchange”), the National Futures Association (“NFA”), the Financial Industry Regulatory Authority (“FINRA”), and/or any other self-regulatory organization (each, an “SRO”) to whose authority a Fund is subject, and any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed to comply with the statutes, rules, regulations or law of any state or jurisdiction, including those required to qualify to do business or to engage in a reorganization, merger or liquidation in any such state or jurisdiction (collectively, the “Securities and Commodities Laws”), and to file the same, with all exhibits thereto, and other agreements, documents and other instruments in connection therewith, with the appropriate regulatory body including, but not limited to, the Securities and Exchange Commission, the Commodity Futures Trading Commission, an Exchange, the NFA, FINRA, and any SRO, and/or the securities regulators or other agency or regulatory body of the appropriate states and territories, and generally to do all such things in my name and on my behalf in connection therewith as such attorney deems necessary or appropriate to comply with the Securities and Commodities Laws and all related requirements, granting unto such attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that such attorney lawfully could do or cause to be done by virtue hereof. This Power of Attorney may be executed in written form, by facsimile or by other means using electronic or digital technology, whether it is a computer-generated signature, an electronic copy of the party’s true ink signature or otherwise. This Power of Attorney is governed by Massachusetts state law with respect to each respective Fund that is organized as a Massachusetts business trust and by Maryland state law with respect to each respective Fund that is organized as a Maryland corporation.

Name	Capacity	Date

/s/ Joshua D. Ratner Joshua D. Ratner	President (Principal Executive Officer)	May 12, 2025

SCHEDULE A

FUND NAME AND SYMBOL1

1.	PCM FUND, INC.	PCM
2.	PIMCO ACCESS INCOME FUND	PAXS
3.	PIMCO CALIFORNIA FLEXIBLE MUNICIPAL INCOME FUND	CAFLX
4.	PIMCO CALIFORNIA MUNICIPAL INCOME FUND	PCQ
5.	PIMCO CALIFORNIA MUNICIPAL INCOME FUND II	PCK
6.	PIMCO CALIFORNIA MUNICIPAL INCOME FUND III	PZC
7.	PIMCO CORPORATE & INCOME STRATEGY FUND	PCN
8.	PIMCO CORPORATE & INCOME OPPORTUNITY FUND	PTY
9.	PIMCO DYNAMIC INCOME FUND	PDI
10.	PIMCO DYNAMIC INCOME OPPORTUNITIES FUND	PDO
11.	PIMCO DYNAMIC INCOME STRATEGY FUND	PDX
12.	PIMCO FLEXIBLE EMERGING MARKETS INCOME FUND	EMFLX
13.	PIMCO FLEXIBLE CREDIT INCOME FUND	PFLEX
14.	PIMCO FLEXIBLE MUNICIPAL INCOME FUND	PMFLX
15.	PIMCO GLOBAL STOCKSPLUS & INCOME FUND	PGP
16.	PIMCO HIGH INCOME FUND	PHK
17.	PIMCO INCOME STRATEGY FUND	PFL
18.	PIMCO INCOME STRATEGY FUND II	PFN
19.	PIMCO MUNICIPAL INCOME FUND	PMF
20.	PIMCO MUNICIPAL INCOME FUND II	PML
21.	PIMCO MUNICIPAL INCOME FUND III	PMX
22.	PIMCO MUNICIPAL CREDIT INCOME FUND**	PMC
23.	PIMCO NEW YORK MUNICIPAL INCOME FUND	PNF
24.	PIMCO NEW YORK MUNICIPAL INCOME FUND II	PNI
25.	PIMCO NEW YORK MUNICIPAL INCOME FUND III	PYN
26.	PIMCO STRATEGIC INCOME FUND, INC.	RCS
27.	PIMCO MANAGED ACCOUNTS TRUST
	Fixed Income Shares: Series M	FXIMX
	Fixed Income Shares: Series C	FXICX
	Fixed Income Shares: Series R	FXIRX
	Fixed Income Shares: Series TE	FXIEX
	Fixed Income Shares: Series LD	FXIDX

1 While one ticker symbol per Fund is listed, this Power of Attorney covers all ticker symbols of each Fund.